Exhibit 99.2

Investor Contact: Berkman Associates (310) 477-3118 info@BerkmanAssociates.com	Company Contact: Alan Magerman, Chairman (760) 477-8900 xenonics@xenonics.com

Xenonics Announces Exclusive Agreement with

Saudi International Military Services

CARLSBAD, CALIFORNIA — May 15, 2014 — XENONICS HOLDINGS, INC. (OTCQB:XNNH) today announced today that it signed an exclusive international agreement with Saudi International Military Services, Ltd. (“SIMS”). This Agreement established SIMS as an international exclusive dealer of Xenonics Holdings, Inc.

SIMS will pay Xenonics a fee for the exclusivity. The term of this agreement is for three (3) years and is automatically renewed for successive three year periods, unless either party gives notice of non-renewal. Xenonics will pay SIMS fees based on volume of sales generated.

“We look forward to developing a strong relationship with SIMS and we believe we found the right international partner. This is a significant relationship for Xenonics,” said Chairman Alan Magerman.

About Xenonics

Xenonics Holdings, Inc. develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.

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#4936

3186 Lionshead Avenue, Carlsbad, CA 92010

(760) 477-8900 fax (760) 477-8896 www.xenonics.com email xenonics@xenonics.com